Exhibit 21(a)

ONCOR ELECTRIC DELIVERY COMPANY LLC

SUBSIDIARY LIST

Effective February 22, 2018

As of February 22, 2018, Oncor Electric Delivery Company LLC has no subsidiaries that meet the definition of “significant subsidiary” under Rule 1-02(w) of Regulation S-X (17 CFR 210.1-02(w)).